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                                                                    EXHIBIT 10.6





                        INTELLECTUAL PROPERTY AGREEMENT

                                    BETWEEN

                                  EQUIFAX INC.

                                      AND

                                  CERTEGY INC.

                              _____________, 2001
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                               TABLE OF CONTENTS

     ARTICLE I DEFINITIONS.........................................  4
      Section 1.1.    Definitions..................................  4

     ARTICLE II CONVEYANCE OF CERTAIN ASSETS; ASSUMPTION OF........  9
      Section 2.1.    Transferred Equifax Assets...................  9
      Section 2.2.    Transferred Certegy Assets...................  10
      Section 2.3.    Assumption of Liabilities....................  10
      Section 2.4.    Completion of Transactions...................  10

     ARTICLE III THIRD PARTY AGREEMENTS............................  12
      Section 3.1.    Third Party Agreements.......................  12
      Section 3.2.    Required Consents............................  13
      Section 3.3.    Discharge of Liabilities.....................  14

     ARTICLE IV LICENSED MATERIALS.................................  14
      Section 4.1.    Grant of Licenses by Equifax.................  14
      Section 4.2.    Ownership of Enhancements by Certegy.........  17
      Section 4.3.    License to Marks.............................  18
      Section 4.4.    Grant of License by Certegy..................  18
      Section 4.5.    Ownership of Enhancements by Equifax.........  21
      Section 4.6.    Data.........................................  21
      Section 4.7.    Mutual Obligations...........................  22

     ARTICLE V THE CLOSING.........................................  22
      Section 5.1.    Equifax Deliverables.........................  23
      Section 5.2.    Certegy Deliverables.........................  23

     ARTICLE VI REPRESENTATIONS AND WARRANTIES.....................  23

     ARTICLE VII INDEMNIFICATION...................................  24
      Section 7.1.    Certegy Indemnification of the Equifax Group.  24
      Section 7.2.    Equifax Indemnification of the Certegy Group.  24
      Section 7.3.    Insurance and Third Party Obligations........  24

     ARTICLE VIII INDEMNIFICATION PROCEDURES.......................  25
      Section 8.1.    Notice and Payment of Claims.................  25
      Section 8.2.    Notice and Defense of Third Party Claims.....  25

     ARTICLE IX CONFIDENTIALITY....................................  27
      Section 9.1.    Exclusions...................................  27

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      Section 9.2.    Confidentiality..............................  27
      Section 9.3.    Employee Confidentiality Agreements..........  28
      Section 9.4.    Rights and Remedies..........................  28
      Section 9.5.    Competitive Activities.......................  29
      Section 9.6.    No Implied Rights............................  29

     ARTICLE X CONTINUED ASSISTANCE................................  30
      Section 10.1.   Continued Assistance and Transition..........  30
      Section 10.2.   Records and Documents........................  30
      Section 10.3.   Litigation Cooperation.......................  31

     ARTICLE XI MISCELLANEOUS......................................  31
      Section 11.1.   Expenses.....................................  31
      Section 11.2.   Notices......................................  31
      Section 11.3.   Amendment and Waiver.........................  32
      Section 11.4.   Entire Agreement.............................  32
      Section 11.5.   Parties in Interest..........................  33
      Section 11.6.   Further Assurances and Consents..............  33
      Section 11.7.   Severability.................................  33
      Section 11.8.   Governing Law................................  33
      Section 11.9.   Counterparts.................................  34
      Section 11.10.  Disputes.....................................  34
      Section 11.11.  Force Majeure................................  34
      Section 11.12.  Documentation................................  34
      Section 11.13.  Headings.....................................  34

     EXHIBIT A  -  CERTEGY GROUP
     EXHIBIT B  -  TRANSFERRED EQUIFAX ASSETS
     EXHIBIT C  -  EQUIFAX THIRD PARTY AGREEMENTS - TRANSFERS
     EXHIBIT D  -  EQUIFAX THIRD PARTY AGREEMENTS - RIGHTS GRANTED
     EXHIBIT E  -  TRANSFERRED CERTEGY ASSETS
     EXHIBIT F  -  CERTEGY THIRD PARTY AGREEMENTS - TRANSFERS
     EXHIBIT G  -  CERTEGY THIRD PARTY AGREEMENTS - RIGHTS GRANTED
     EXHIBIT H  -  SPECIFIED EQUIFAX LIABILITIES
     EXHIBIT I  -  SPECIFIED CERTEGY LIABILITIES
     EXHIBIT J  -  LICENSED EQUIFAX MATERIALS
     EXHIBIT K  -  LICENSED CERTEGY MATERIALS
     EXHIBIT L  -  UTILITY SOFTWARE PROGRAMS
     EXHIBIT M  -  JOINTLY OWNED IP ASSETS

                                       2
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                        INTELLECTUAL PROPERTY AGREEMENT


     THIS INTELLECTUAL PROPERTY AGREEMENT ("Agreement"), dated as of ________________, 2001, is entered into by Equifax Inc., a Georgia corporation ("Equifax"), and Certegy Inc., a Georgia corporation ("Certegy").

     BACKGROUND

     A. Certegy is a wholly owned subsidiary of Equifax formed among other reasons for the purpose of taking title to the intellectual property assets and assuming the associated liabilities related to the business operations of the Certegy Group (as defined below).

     B. The Board of Directors of Equifax has determined that it is in the best interests of Equifax and its shareholders to transfer, assign and/or license to Certegy and Designated Certegy Members (defined below), as part of the contribution to the capital of Certegy, certain intellectual property assets used in the business operations of the Certegy Group as described herein and currently utilized to operate the Certegy Business (as defined below), and to receive in exchange therefor the consideration described in the Distribution Agreement (as defined below).

     C. The Board of Directors of Certegy has determined that it is in the best interests of Certegy and its shareholders to transfer, assign and/or license to Equifax and Designated Equifax Members (defined below) certain intellectual property assets.

     D. The parties intend that the Distribution (as defined in the Distribution Agreement) not be taxable to Equifax or its shareholders pursuant to Section 355 of the Code (as defined below).

     E. Equifax and its Affiliates (defined below) own certain intellectual property that is used in, or may be useful in, the conduct of the business operations of the Equifax Group (defined below) and/or the Certegy Group. Equifax and Certegy have determined that subject to the terms herein: (1) ownership of certain of such intellectual property shall be transferred to the entity specified in this Agreement on or before the Distribution Date (defined below); (2) certain intellectual property owned by Equifax and/or its Affiliates shall be licensed to the entity(ies) specified in this Agreement on or before the Distribution Date; and (3) the respective rights and obligations of Equifax and/or its Affiliates under certain Third Party Agreements (defined below) shall be acquired, assumed or otherwise transferred to the entity(ies) specified in this Agreement, subject to the consent of the applicable Third Party Provider (defined below).

     F. The parties have determined that it is necessary and desirable to describe the principal transactions required to effect the allocation of their respective intellectual property rights in conjunction with the Distribution and to set forth other agreements that will govern

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certain other matters regarding the parties' respective intellectual property rights following the Distribution.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements and covenants contained in this Agreement, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1.  Definitions

     As used herein, the following terms have the following meanings:

     (a) "Action" means any claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other tribunal.

     (b) "Affiliate" means, with respect to Equifax, any Person, which, whether directly or indirectly, is Controlled by or is under common Control with Equifax prior to the Distribution Date.

     (c) "Certegy Business" means the businesses conducted by the members of the Certegy Group as of the Distribution Date.

     (d) "Certegy Continued Use Materials" means any and all IP Assets (other than Transferred Assets) owned and/or held by a member of the Equifax Group that satisfy each of the following criteria: (i) such IP Assets were used in the Certegy Business during the twelve (12) calendar months prior to the Distribution Date and for which a continuing business requirement exists on the Distribution Date, and (ii) such IP Assets or the services, information or deliverables produced with such IP Assets (A) are not made commercially available by the Equifax Group to third parties on the Distribution Date, and
(B) are not made available to the Certegy Group after the Distribution Date pursuant to the Intercompany Data Purchase Agreement or the Transition Support Agreement.

     (e) "Certegy Enhancements" means software and/or associated documentation created by or for any member of the Certegy Group on or after the Closing Date, that provides processing capabilities, functionality or efficiencies, maintenance, bug fixes or updates not contained in the Transferred Equifax Assets as of the Closing Date and which is intended for use with and requires a portion of the Transferred Equifax Assets in order to function properly.

     (f) "Certegy Group" means the entities set forth on Exhibit A and any of their respective subsidiaries.

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     (g)  "Certegy Indemnitees" has the meaning given in Section 7.2.

     (h) "Certegy Liabilities" means all unsatisfied Liabilities, whether arising before, on or after the Distribution Date, based upon or arising out of the ownership, use or possession by the Certegy Group of the Transferred Equifax Assets, the Licensed Equifax Materials or the Equifax Marks.

     (i) "Certegy Third Party Use Rights" means the rights granted to or secured for Equifax or one or more Designated Equifax Members pursuant to
Section 3.1(b)(ii).

     (j) "Closing Date" means the Effective Time, as defined in the Distribution Agreement.

     (k)  "Code" means the Internal Revenue Code of 1986, as amended.

     (l) "Company Information" means collectively the Proprietary Information and the Confidential Information of the disclosing party. Company Information also includes information that has been disclosed to Equifax or any of its Affiliates prior to the Distribution Date, or to any member of either Group after the Distribution Date, by a third party subject to an obligation to treat such information as confidential or secret.

     (m) "Confidential Information" means any and all confidential business information of the disclosing party that does not constitute Proprietary Information and that is the subject of efforts by the disclosing party that are reasonable under the circumstances to maintain its secrecy and confidentiality, including without limitation, the existence and nature of the relationship between the parties, employees of the disclosing party, and any and all additional information disclosed by the disclosing party to the receiving party as a result of the receiving party's access to and presence at the disclosing party's facilities.

     (n) "Control" means the ownership, directly or indirectly, of more than fifty percent (50%) of the voting shares of an entity, or other possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities by contract, or otherwise.

     (o) "Derivative Work" means a work based on one or more pre-existing works, including without limitation, a condensation, transformation, expansion or adaptation, that would constitute a copyright infringement if prepared without authorization of the owner of the copyright of such pre-existing work.

     (p) "Designated Certegy Member" means a member of the Certegy Group, as designated by Certegy in its sole discretion.

     (q) "Designated Equifax Member" means a member of the Equifax Group, as designated by Equifax in its sole discretion.

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     (r)  "Disputes" has the meaning given in the Distribution Agreement.

     (s) "Distribution Agreement" means that certain Distribution Agreement entered into on or prior to the Distribution Date between Equifax and Certegy, as amended from time to time.

     (t) "Distribution Date" means the day as of which the Distribution shall be effective, as determined by the Board of Directors of Equifax, or such committee of such Board of Directors as shall be designated by the Board of Directors of Equifax.

     (u) "Divested Business" means the sale or other transfer of a member of either Group, or a portion of the business operations of any such member, to an unrelated third party after the Distribution Date.

     (v) "Equifax Business" means the businesses now or formerly conducted by Equifax and its present and former Affiliates, other than the Certegy Business.

     (w) "Equifax Continued Use Materials" means any and all IP Assets (other than Transferred Assets) owned and/or held by a member of the Certegy Group that satisfy each of the following criteria: (i) such IP Assets were used in the Equifax Business during the twelve (12) calendar months prior to the Distribution Date and for which a continuing business requirement exists on the Distribution Date, and (ii) such IP Assets or the services, information or deliverables produced with such IP Assets (A) are not made commercially available by the Certegy Group to third parties on the Distribution Date, and
(B) are not made available to the Equifax Group after the Distribution Date pursuant to the Intercompany Data Purchase Agreement or the Transition Support Agreement.

     (x) "Equifax Enhancements" means software and/or associated documentation created by or for any member of the Equifax Group on or after the Closing Date, that provides processing capabilities, functionality or efficiencies, maintenance, bug fixes or updates not contained in the Transferred Certegy Assets on the Closing Date and which is intended for use with and requires a portion of the Transferred Certegy Assets in order to function properly.

     (y) "Equifax Group" means Equifax and its Affiliates existing on the Distribution Date and as modified from time to time thereafter, excluding all members of the Certegy Group.

     (z)  "Equifax Indemnitees" has the meaning given in Section 7.1.

     (aa) "Equifax Liabilities" means all unsatisfied Liabilities, whether arising before, on or after the Distribution Date, based upon or arising out of the ownership, use or possession by the Equifax Group of the Transferred Certegy Assets or the Licensed Certegy Materials.

     (bb) "Equifax Marks" mean the Marks owned by Equifax or its Affiliates.

     (cc) "Equifax Third Party Use Rights" means the rights granted to or secured for Certegy or one or more Designated Certegy Members pursuant to
Section 3.1(a)(ii).

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     (dd) "Group" means the Certegy Group and/or the Equifax Group.

     (ee) "Indemnifiable Losses" has the meaning given in Section 7.1.

     (ff) "Indemnified Party" has the meaning given in Section 8.1.

     (gg) "Indemnifying Party" has the meaning given in Section 8.1.

     (hh) "Intercompany Data Purchase Agreement" means that certain Intercompany Data Purchase Agreement entered into on or prior to the Distribution Date between Equifax and Certegy, as amended from time to time.

     (ii) "IP Assets" means all intellectual property rights in and to any ideas, trade secrets, specifications, designs, masks, mask works, copyrights, patents, Marks and other proprietary rights, of every kind and description, wherever located, including without limitation, all electronic circuit designs, works of authorship, databases, compositions of matter, computer software (whether such computer software constitutes custom software, firmware or systems created by, or for the exclusive use of either party, or otherwise), algorithms, and works of authorship expressing such algorithms.

     (jj) "Jointly Owned IP Assets" shall mean those assets that are jointly owned by one or more members of the Equifax Group and one or more members of the Certegy Group, as set forth on Exhibit M.

     (kk) "Liabilities" means any and all claims, debts, liabilities and obligations, absolute or contingent, matured or not matured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, with respect to a specified object, matter, contract, commitment or undertaking, including without limitation, all claims, debts, liabilities and obligations arising under any law, rule, regulation, action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, related thereto or arising under any contract, commitment or undertaking relating to such specified object, matter, contract, commitment or undertaking.

     (ll) "Licensed Certegy Materials" means those IP Assets identified on Exhibit K and the Equifax Continued Use Materials.

     (mm) "Licensed Equifax Materials" means those IP Assets identified on Exhibit J and the Certegy Continued Use Materials.

     (nn) "Licensed Materials" means the Licensed Certegy Materials and/or Licensed Equifax Materials.

     (oo) "Marks" means trademarks, service marks, domain names, tradenames, and other slogans, designs and distinctive advertising, whether or not registered or filed with any governmental agency.

                                       7
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     (pp) "Person" means an individual, partnership, joint venture, association, corporation, limited liability company, trust or any other legal entity.

     (qq) "Proprietary Information" means all non-public information whether tangible or intangible related to the services or business of the disclosing party that (i) derives economic value, actual or potential, from not being generally known to or readily ascertainable by another Person who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts by the disclosing party that are reasonable under the circumstances to maintain its secrecy, including without limitation, (A) marking any information reduced to tangible form clearly and conspicuously with a legend identifying its confidential or proprietary nature; (B) identifying any oral communication as confidential immediately before, during, or after such oral communication; or
(C) otherwise treating such information as confidential or secret. Assuming the criteria in clauses (i) and (ii) above are met, Proprietary Information includes information, without regard to form, including, but not limited to, technical and nontechnical data, databases, formulas, patterns, designs, compilations, computer programs and software, devices, inventions, methods, techniques, drawings, processes, financial data, financial plans, product plans, lists of actual or potential customers and suppliers (which are not commonly known by or available to the public), research, development, and existing and future products.

     (rr) "Related Agreements" means all of the written agreements, instruments, understandings, assignments or other arrangements entered into in connection with the transactions contemplated hereby (other than this Agreement), including without limitation, the Distribution Agreement, Intercompany Data Purchase Agreement and Transition Support Agreement.

     (ss) "Representatives" means, individually and collectively, officers, directors, employees, agents, and/or independent contractors of each member of the Group.

     (tt) "Required Consents" means any consents or approvals required to be obtained (i) to allow the transfer of any assets to and the assumption of the obligations attendant therewith by a party and release of the transferring party from such obligations; (ii) to allow a party to assume financial, support, operational, management and/or administrative responsibility for the Third Party Rights utilized in the operation of the Equifax Business or Certegy Business, respectively; (iii) for the licensing, transfer and/or grant of the rights to the Equifax Group or Certegy Group, respectively, to use the Third Party Rights as contemplated by this Agreement; and/or (iv) for a party to have access to and use of the space, equipment, software and/or third party services provided under the Third Party Agreements entered into by the other party as contemplated by this Agreement.

     (uu) "Third Party Agreements" means agreements, contracts or arrangements between Equifax and/or its Affiliates, on the one hand, and a Third Party Provider, on the other.

     (vv) "Third Party Claim" has the meaning given in Section 8.2.

                                       8
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     (ww) "Third Party Provider" means a Person other than a member of either
Group that provides products, software, services, maintenance and/or support to Equifax or one or more of its Affiliates.

     (xx) "Third Party Rights" means rights granted to Equifax and/or its Affiliates pursuant to a Third Party Agreement, including (i) all service, support and maintenance rights related thereto or attendant therewith, and (ii) all contractual rights, commitments, undertakings and obligations (including service, data processing, support and maintenance rights and obligations) attendant therewith or directly related thereto.

     (yy) "Third Party Use Rights" means the respective Equifax Third Party Use Rights and Certegy Third Party Use Rights.

     (zz) "Transferred Assets" means the Transferred Equifax Assets and Transferred Certegy Assets.

     (aaa) "Transferred Equifax Assets" means the assets to be transferred to Certegy or one or more Designated Certegy Members as described in Section 2.1.

     (bbb) "Transferred Equifax Third Party Agreements" means the Third Party Agreements, the rights and obligations of which are to be transferred to Certegy or one or more Designated Certegy Members pursuant to Section 3.1(a)(i).

     (ccc) "Transferred Certegy Assets" means the assets to be transferred to Equifax or the one or more Designated Equifax Members as described in Section 2.2.

     (ddd) "Transferred Certegy Third Party Agreements" means the Third Party Agreements, the rights and obligations of which are to be transferred to Equifax or one or more Designated Equifax Members pursuant to Section 3.1(b)(i).

     (eee) "Transferred Third Party Agreements" means the respective Transferred Equifax Third Party Agreements and/or the Certegy Transferred Third Party Agreements.

     (fff) "Transition Support Agreement" means that certain Transition Support Agreement entered into on or prior to the Distribution Date between Equifax and Certegy, as amended from time to time.

     (ggg) "Utility Software Programs" means the software programs set forth on Exhibit L.


                                  ARTICLE II

                  CONVEYANCE OF CERTAIN ASSETS; ASSUMPTION OF
                              CERTAIN LIABILITIES

     Section 2.1.  Transferred Equifax Assets.

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     Effective as of the Closing Date, and subject to Sections 2.3 and 2.4 and
Article III hereof, Equifax agrees, at its expense, to transfer, or cause to be transferred, to Certegy or to a Designated Certegy Member all right, title and interest held by Equifax and/or its Affiliates as of the Closing Date in and to each of the assets identified on Exhibit B hereto, subject to the retained rights described therein. Except as set forth on Exhibit B, no other assets (other than Transferred Equifax Third Party Agreements) are being transferred by Equifax (or a member of the Equifax Group) pursuant to this Agreement.

     Section 2.2.  Transferred Certegy Assets.

     Effective as of the Closing Date, and subject to Sections 2.3 and 2.4 and
Article III hereof, Certegy agrees to transfer, or cause to be transferred, to Equifax or to a Designated Equifax Member all right, title and interest held by the members of the Certegy Group as of the Closing Date in and to each of the assets identified on Exhibit E, subject to the retained rights described therein. Except as set forth on Exhibit E, no other assets (other than Transferred Certegy Third Party Agreements) are being transferred by Certegy (or a member of the Certegy Group) pursuant to this Agreement. The expenses payable to third parties that are not members of either Group to effect such transfers shall be the financial responsibility of Equifax.

     Section 2.3.  Assumption of Liabilities.
     (a) As of the Closing Date, Equifax shall, or shall cause the respective Designated Equifax Member to, assume all payment and performance obligations attendant with the Transferred Certegy Assets and the Equifax Liabilities, including, without limitation, the Liabilities identified on Exhibit H.

     (b) As of the Closing Date, Certegy shall, or shall cause the respective Designated Certegy Member to, assume all payment and performance obligations attendant with the Transferred Equifax Assets and the Certegy Liabilities, including, without limitation, the Liabilities identified on Exhibit I.

     Section 2.4.  Completion of Transactions.

     (a) In the event that any conveyance of a Transferred Asset, Transferred Third Party Agreement, or the provision of a Third Party Right or Third Party Use Right, or assumption of any Liability, required by this Agreement is not effected on or before the Closing Date, the obligation to transfer such Transferred Asset or Transferred Third Party Agreement, provide such Third Party Right or Third Party Use Right, and assume such Liability shall continue past the Closing Date and shall be effected by the parties as soon thereafter as practicable; provided, however, that neither party shall be obligated under this paragraph to transfer any Transferred Third Party Agreement and or provide Third Party Use Rights that either (i) did not exist as of the Closing Date or (ii) are no longer required by the party who is the intended transferee of the respective Third Party Agreement or is entitled to receive the Third Party Use Rights for the continued operation of such party's business.

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     (b) If any Transferred Asset or Transferred Third Party Agreement may not
be transferred or acquired by reason of a requirement to obtain a Required Consent or any other approval of any third party and such Required Consent or other approval has not been obtained by the Closing Date, then such Transferred Asset or Transferred Third Party Agreement shall not be transferred or acquired until such Required Consent or other approval has been obtained. Equifax and Certegy shall, and as the case may be, shall cause the member of its respective Group which is the holder of such Transferred Asset or Transferred Third Party Agreement prior to transfer, to use all reasonable efforts to provide to the applicable member of the other Group all the rights and benefits under such Transferred Asset or Transferred Third Party Agreement and to cause such holder to enforce such Transferred Asset or Transferred Third Party Agreement for the benefit of such member of the other Group; provided, however, that the foregoing obligation shall not, in any way, require Equifax, Certegy or any member of a respective Group to breach any Transferred Third Party Agreement or incur or suffer any liability with respect to any Transferred Third Party Agreement. Moreover, if any transfer of a Transferred Asset or Transferred Third Party Agreement or provision of a Third Party Right or Third Party Use Right, is not completed by the Closing Date in accordance with this Agreement for any reason, each of Equifax and Certegy shall, and shall cause the members of its Group to, cooperate in achieving a reasonable alternative arrangement for the affected members of the Groups to obtain the economic and operational equivalent of the intended transfer of such Transferred Asset or Third Party Agreement and/or provision of such Third Party Right or Third Party Use Right, and assumption of the attendant Liabilities, with minimum interference to such members' business operations until such transfer of such Transferred Asset or Third Party Agreement, and/or provision of such Third Party Right or Third Party Use Right, is completed. The costs payable to third parties that are not members of either Group to achieve any such reasonable alternative arrangement shall be the financial responsibility of Equifax.

     (c) From time to time on and after the Closing Date, each party shall promptly transfer, and cause the appropriate members of its Group promptly to transfer, to the other party, or the designated member of the other party's Group, any property and other benefits received by such party, or the members of its Group, that are intended to be or are a Transferred Asset or Transferred Third Party Agreement of the other party under this Agreement. Without limiting the foregoing, funds received by a member of either Group that belong to a member of the other Group (whether by payment of accounts receivable, credits, rebates or other amounts, however described) shall be delivered to the other Group by wire transfer not more than five (5) business days after receipt of such payment.

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                                  ARTICLE III

                            THIRD PARTY AGREEMENTS

     Section 3.1.  Third Party Agreements.

     (a) Effective as of the Closing Date, Equifax shall (i) transfer, or cause to be transferred, to Certegy or a Designated Certegy Member, the rights and obligations of Equifax and its Affiliates in and to the Third Party Agreements identified on Exhibit C (including all Third Party Rights related thereto) and
(ii) grant rights to or secure rights (including rights as an "authorized user") for Certegy or a Designated Certegy Member under the Third Party Agreements identified on Exhibit D, subject to the payment obligations or other terms set forth on Exhibit D.

     (b) Effective as of the Closing Date, Certegy shall (i) transfer, or cause to be transferred, to Equifax or a Designated Equifax Member, the rights and obligations of the members of the Certegy Group in and to the Third Party Agreements identified on Exhibit F (including all Third Party Rights related thereto) and (ii) grants rights to or secure rights (including rights as an "authorized user") for Equifax or a Designated Equifax Member under the Third Party Agreements identified on Exhibit G, subject to the payment obligations or other terms set forth on Exhibit G.

     (c) Notwithstanding anything herein to the contrary, for a period of twelve
(12) months following the Closing Date, upon Certegy's written request, Equifax shall, at its expense, acquire, purchase or secure for Certegy, rights substantially similar to all Third Party Rights and Third Party Agreements evidencing such Third Party Rights, held by Equifax and/or any of its Affiliates on or prior to the Closing Date, to any generally commercially available software (including, but not limited to, applications, systems and/or operating systems software) that was used in the Certegy Business during the twelve (12) calendar months prior to the Closing Date and for which a continuing business requirement exists on the Closing Date; provided, however, that Equifax shall not be required to acquire, purchase or secure for Certegy any such Third Party Rights or Third Party Agreements (i) to the extent that it would entitle Certegy to receive any greater rights relating to usage (including, without limitation, usage rights relating to the number of users, the number of concurrent users or the number of MIPS) of the applicable software than Equifax possessed on the Closing Date, (ii) that Certegy previously had requested and received, at Equifax's expense, rights substitutable for such Third Party Rights or such Third Party Agreements, or (iii) that Certegy had determined previously that such rights were not necessary, unless (x) Certegy's determination was based on a belief that it had no legal obligation to acquire usage rights with respect to the software for its operations after the Closing Date, and (y) both Equifax and Certegy determine in good faith that the software is, in fact, legally required by Certegy. Notwithstanding the foregoing, and unless otherwise provided in Exhibit C, (i) Equifax shall not have any obligation to pay any maintenance fees with respect to such software licenses unless such maintenance fee obligations are bundled as part of the license fee for the first year of the license and
(ii) Equifax's obligations to pay ongoing license fees with respect to any such software shall expire after the ____ anniversary of the Closing Date. Accordingly, if the use of any such software obtained from or through Equifax prior to the Closing Date (but otherwise in accordance with the terms and conditions of such Third Party Agreement) by any member(s) of the Certegy Group on or after the Closing Date infringes or otherwise violates the scope of use, or permitted users, under the applicable Third Party Agreement(s), then (i) the Certegy Group, or any affected member thereof, may request Equifax to provide, at Equifax's expense in accordance with the first sentence of this paragraph, an ongoing license to use such software (including, but not limited to, any Third Party Rights related thereto) in the name of the Certegy Group on substantially the same terms as set forth in the applicable Third Party Agreement(s); and (ii) Equifax shall promptly reimburse the Certegy Group, or any affected member thereof, for all charges, penalties or other costs actually incurred by any such member(s) related to its or their use of the software after the Distribution Date through the date of discovery by the Third Party Provider of such infringement or violation.

     (d) Without limiting each party's specific obligations pursuant hereto (or in any separate agreement) with respect to Third Party Use Rights, each of Certegy and Equifax agrees to, in connection with its use of, exploitation of and performance pursuant to any Third Party Use Rights, including, without limitation, such party's rights to use, copy, exploit, distribute, display, copy and sublicense any software secured for or granted to such party pursuant to such Third Party Use Rights, comply with the terms, scope, restrictions and provisions (including, without limitation, usage limitations) of any Third Party Agreements that govern such Third Party Use Rights. A failure to comply with this paragraph shall constitute a breach of this Agreement.

     Section 3.2.  Required Consents.

     (a) Equifax with respect to Transferred Equifax Third Party Agreements and Equifax Third Party Use Rights, and Certegy with respect to Transferred Certegy Third Party Agreements and Certegy Third Party Use Rights, shall, or shall cause the appropriate member of its respective Group to, use its reasonable commercial efforts to obtain the grant to the applicable member of the other Group, the Required Consents from the Third Party Providers under such respective Third Party Agreements as necessary to effect the provisions of this Agreement. Each party will provide the other party with advice on its experience and agreements with the Third Party Providers with regard to obtaining any Required Consent under such Third Party Agreements. Equifax and Certegy will each have management and administrative responsibilities for obtaining all Required Consents required as of the Closing Date to which a member of its respective Group is a party. Equifax shall have the right of prior approval of the terms upon which all Required Consents are obtained.

     (b) Equifax shall bear the costs payable to third parties that are not members of either Group, if any, of obtaining all Required Consents, including without limitation, all charges and fees related to obtaining the Required Consents for the Transferred Third Party Agreements and Third Party Use Rights.

     (c) Equifax and Certegy shall use reasonable commercial efforts to obtain all Required Consents with regard to Transferred Third Party Agreements and Third Party Use Rights within one hundred eighty (180) days after the Closing Date, unless otherwise agreed by the parties in writing. Until all Required Consents are obtained, Equifax and Certegy shall each periodically publish a list setting forth the status of each Required Consent for which a member of its respective Group is the contracting party immediately prior to the Closing Date. Equifax and Certegy shall timely cooperate with each other in order to facilitate the proper and timely publication of such periodic Required Consents list. If any Required Consent is not obtained with respect to any of the Third Party Agreements or Third Party Use Rights, the parties shall cooperate with each other in achieving a reasonable alternative arrangement for the affected Group to continue to process its work with minimum interference to its business operations until such Required Consents are obtained, including without limitation, implementing the provisions of Section 2.4(b). The cost payable to third parties that are not members of either Group of achieving such reasonable alternative arrangements with respect to Third Party Rights that are a part of the Transferred Assets or Transferred Third Party Agreements shall be borne by Equifax.

     (d) The financial obligations of Equifax under Sections 3.2(b) and (c) for Required Consents and alternative arrangements, shall terminate with respect to all such Required Consents and alternative arrangements not identified by the parties to each other in a writing within twelve (12) months after the Closing Date, and for all Required Consents and alternative arrangements identified thereafter, all such financial obligations shall be borne by the party needing the Required Consent or alternative arrangement to operate under or take assignment of the Third Party Agreement or to obtain such Third Party Right for which such Required Consent or alternative arrangement is required.

     (e) For all periods after the Closing Date, except as set forth in Sections 3.2(b) and 3.2(c) for Required Consents and alternative arrangements, Equifax and Certegy shall each bear financial responsibility and pay the Third Party Providers, under all Transferred Third Party Agreements transferred to its respective Group pursuant to Sections 3.1(a)(i) and 3.1(b)(i) above.

     Section 3.3.  Discharge of Liabilities.

     (a) Certegy agrees that on and after the Closing Date it will timely pay, perform and discharge, or cause to be timely paid, performed and discharged, all of the Certegy Liabilities.

     (b) Equifax agrees that on and after the Closing Date it will timely pay, perform and discharge, or cause to be timely paid, performed and discharged, all of the Equifax Liabilities.

                                  ARTICLE IV

                              LICENSED MATERIALS

     Section 4.1.  Grant of Licenses by Equifax.

     (a) Equifax hereby grants, and will cause the other members of the Equifax Group to grant, to Certegy a fully paid, non-exclusive, perpetual, worldwide, non-transferable license to use, modify, copy, improve, create Derivative Works and Certegy Enhancements from, and sublicense the Licensed Equifax Materials (excluding the Utility Software Programs) solely for use in the Certegy Business and as that business may evolve and change in the future, subject to the following:

               (i) Certegy shall not sublicense, or otherwise disclose or distribute, or permit any Person to use, the Licensed Equifax Materials (excluding the Utility Software Programs), except in accordance with Section 4.1(b);

               (ii) Certegy shall hold the Licensed Equifax Materials (excluding the Utility Software Programs) in strict confidence; will not remove or destroy any proprietary markings of the Equifax Group on or contained in the Licensed Equifax Materials (excluding the Utility Software Programs); and will include the copyright and patent notices of the licensor as specified from time to time by the licensor for the Licensed Equifax Materials (excluding the Utility Software Programs) on and in all copies of the Licensed Equifax Materials (excluding the Utility Software Programs);

             (iii) Certegy shall not export or re-export the Licensed Equifax Materials (excluding the Utility Software Programs) without the appropriate United States or foreign government licenses; and

              (iv)  all sublicenses from Certegy to members of the Certegy Group
                    (A) shall contain the rights and restrictions set forth in this Section 4.1(a) with respect to the license granted to Certegy and comply with Sections 4.1(b) through (d) hereof and (B) shall be diligently enforced by Certegy.

     (b) The sublicense rights granted to Certegy pursuant to Section 4.1(a) include the right for Certegy to grant sublicenses to the Licensed Equifax Materials (excluding the Utility Software Programs) to the members of the Certegy Group, which sublicenses may include the right to further sublicense such Licensed Equifax Materials (excluding the Utility Software Programs) to such Group member's customers solely for each such customer's internal business purposes to the extent related to the Certegy Business. All sublicensing by Certegy and other members of the Certegy Group to any one of their customers shall be pursuant to written agreements with such customer, executed before or at the time of furnishing each copy of the Licensed Equifax Materials (excluding the Utility Software Programs) to such customer, and which provide at a minimum that such customer:

               (i) receives only a personal, non-transferable and nonexclusive right to use such copy of the Licensed Equifax Materials (excluding the Utility Software Programs);

              (ii) receives no title in the intellectual property contained in the Licensed Equifax Materials (excluding the Utility Software Programs);

             (iii) will not copy the Licensed Equifax Materials (excluding the Utility Software Programs), except as necessary to use such Licensed Equifax Materials (excluding the Utility Software Programs) in accordance with the license grant and to make one archival copy;

              (iv) will not export or re-export the Licensed Equifax Materials (excluding the Utility Software Programs) without the appropriate United States or foreign government licenses;

               (v) will hold the Licensed Equifax Materials (excluding the Utility Software Programs) in confidence; will not reverse compile or disassemble the Licensed Equifax Materials (excluding the Utility Software Programs); will not remove or destroy any proprietary markings of the licensor on or contained in the Licensed Equifax Materials (excluding the Utility Software Programs), and will include the copyright and patent notices of the licensor as specified from time to time by the licensor for the Licensed Equifax Materials (excluding the Utility Software Programs) on and in all copies of the Licensed Equifax Materials (excluding the Utility Software Programs); and

              (vi) will not sublicense, assign or otherwise transfer the Licensed Equifax Materials (excluding the Utility Software Programs) to any other Person.

     (c) In the event any member of the Certegy Group sublicenses any portion of the Licensed Equifax Materials (excluding the Utility Software Programs) to any third party pursuant to Section 4.1(a) and (b) above, Certegy agrees to ensure that such member shall diligently enforce the terms and conditions of all sublicenses granted pursuant to this Section 4.1.

     (d) In the event that Certegy, or another member of the Certegy Group, shall enter into a Divested Business transaction with respect to the Certegy Group, and the scope of permitted use or other terms applicable to the Licensed Equifax Materials (excluding the Utility Software Programs) under the license or sublicenses granted in this Section 4.1 are required to be modified to effect such transaction, Equifax will, or will cause the sublicensor under the applicable sublicense to, agree to such modifications to the extent (i) required for the transaction to be effected and (ii) not materially detrimental to the interests of the Equifax Group. Such modifications shall not be effective until the Divested Business or the acquiror thereof, as required by Equifax, has entered into a license agreement with the appropriate member of the Equifax Group incorporating the terms of Section 4.1 and Section 4.2 and such other terms as

Equifax reasonably deems appropriate for the protection of its interests in the Licensed Equifax Materials.

     (e) Without limiting the foregoing, Equifax hereby grants, and will cause the other members of the Equifax Group to grant, to Certegy a fully paid, non-exclusive, perpetual, worldwide, transferable license to use, modify, improve, create Derivative Works from, and sublicense, the Utility Software Programs (in both object and source code format) identified on Exhibit L as being owned by Equifax or a member of the Equifax Group for any and all fields of use and to any and all Persons.

     (f) The Licensed Equifax Materials may be marketed under such name and in such manner as Certegy chooses, consistent with the terms and conditions of this Agreement.

     (g) Except for the Certegy Group's rights described in Section 4.1(a), (b) and (e) above, the Equifax Group's rights in and to the Licensed Equifax Materials shall be and remain the exclusive property of Equifax or the members of the Equifax Group, and their respective successors and assigns.

     Section 4.2.  Ownership of Enhancements by Certegy.

     (a) Unless Exhibit J provides otherwise, Certegy, or the respective Designated Certegy Member, shall own all the modifications and improvements to, and the Certegy Enhancements and/or Derivative Works made from, the Licensed Equifax Materials developed by any member of the Certegy Group, or by any party other than a member of the Equifax Group at the expense of the Certegy Group. Equifax hereby assigns, and shall cause each member of the Equifax Group to assign, to Certegy, or the respective Designated Certegy Member, all right, title and interest it may hold in and to such modifications, improvements, Certegy Enhancements and Derivative Works. Certegy shall, or shall cause the respective Designated Certegy Member to, have the right to make and file all applications and other documents required to register the copyright(s) and file for patents for such modifications, improvements, Certegy Enhancements and Derivative Works in its discretion and at its sole cost and expense.

     (b) Should Certegy elect to file any application for the registration, perfection or protection of any modifications, improvements, Certegy Enhancements or Derivative Works described in Section 4.2(a), under any copyright, patent or other law of any country or jurisdiction, Equifax will, at the request and expense of Certegy, do all things and sign all documents or instruments reasonably necessary in the opinion of Certegy to assist in the registration of such claims, file such applications, and obtain, defend and enforce such copyright, patent, mask work and other rights.

     (c) Subject to the license rights granted in Section 4.1, as between the parties. the Licensed Equifax Materials shall be and shall remain the sole and exclusive property of the Equifax Group and the members of the Equifax Group may make any internal use and may commercially exploit any enhancements to the Licensed Materials made or caused to be made by members of the Equifax Group, as they shall deem appropriate without any obligation to any member of the Certegy Group or other restriction. The Equifax Group may in particular distribute and manufacture, or cause to be manufactured or distributed by any third party, any such enhancements and/or the Licensed Equifax Materials.

     Section 4.3.  License to Marks.

     (a) Equifax hereby grants, and will cause each member of the Equifax Group to grant, to Certegy and each member of the Certegy Group a fully paid, non-exclusive, worldwide, non-transferable right to continue to use the Equifax Marks employed in the Certegy Business, but only to the extent such Equifax Marks were displayed by the Certegy Group prior to the Distribution Date (i) on the Transferred Equifax Assets, (ii) on premises jointly occupied with Equifax, and (iii) on letterhead, product and services documentation, invoices, software programs, packaging and similar materials used by the members of the Certegy Group, and such Equifax Marks are used in accordance with the guidelines for usage of the Equifax Marks published and amended by Equifax from time to time. Certegy will terminate the use of such Equifax Marks as soon as commercially practical but in any event within twelve (12) months after the Closing Date.

     (b) Certegy hereby grants, and will cause each member of the Certegy Group to grant, to Equifax and each member of the Equifax Group a fully paid, non-exclusive, worldwide, non-transferable right to continue to use the Marks that were owned immediately prior to the Distribution Date by a member of the Certegy Group and employed in the Equifax Business, but only to the extent such Marks were displayed by the Equifax Group prior to the Distribution Date (i) on assets owned by Equifax or any member of the Equifax Group (other than the Transferred Assets), (ii) on premises jointly occupied with one or more members of the Certegy Group, and (iii) on letterhead, product and services documentation, invoices, software programs, packaging and similar materials used by the members of the Equifax Group, and such Marks are used in accordance with the same guidelines for usage as the Equifax Marks as described in subsection (a) above. Equifax will terminate the use of such Marks as soon as commercially practical but in any event within twelve (12) months after the Distribution Date.

     Section 4.4.  Grant of License by Certegy.

     (a) Certegy hereby grants, and will cause the other members of the Certegy Group to grant, to Equifax a fully paid, non-exclusive, perpetual, worldwide, non-transferable license to use, modify, copy, improve, create Derivative Works and Equifax Enhancements from, and sublicense the Licensed Certegy Materials (excluding the Utility Software Programs) solely for use in the Equifax Business and as that business may evolve and change in the future, subject to the following:
               (i) Equifax shall not sublicense, or otherwise disclose or distribute, or permit any Person to use, the Licensed Certegy Materials

                    (excluding the Utility Software Programs), except in accordance with Section 4.4(b);

              (ii) Equifax shall hold the Licensed Certegy Materials (excluding the Utility Software Programs) in strict confidence; will not remove or destroy any proprietary markings of the Certegy Group on or contained in the Licensed Certegy Materials (excluding the Utility Software Programs); and will include the copyright and patent notices of the licensor as specified from time to time by the licensor for the Licensed Certegy Materials (excluding the Utility Software Programs) on and in all copies of the Licensed Certegy Materials (excluding the Utility Software Programs);

             (iii) Equifax shall not export or re-export the Licensed Certegy Materials (excluding the Utility Software Programs) without the appropriate United States or foreign government license; and

              (iv)  all sublicenses from Equifax to members of the Equifax Group
                    (A) shall contain the rights and restrictions set forth in this Section 4.4(a) with respect to the license granted to Equifax and comply with Sections 4.4(b) through (d) hereof and (B) shall be diligently enforced by Equifax.

     (b) The sublicense rights granted to Equifax pursuant to Section 4.4(a) include the right for Equifax to grant sublicenses to the Licensed Certegy Materials (excluding the Utility Software Programs) to the members of the Equifax Group, which sublicenses may include the right to further sublicense such Licensed Certegy Materials (excluding the Utility Software Programs) to such Group member's customers solely for each such customer's internal business purposes to the extent related to the Equifax Business. All sublicensing by Equifax and other members of the Equifax Group to any one of their customers shall be pursuant to written agreements with such customer, executed before or at the time of furnishing each copy of the Licensed Certegy Materials (excluding the Utility Software Programs) to such customer, and which provide at a minimum that such customer:

               (i) receives only a personal, non-transferable and nonexclusive right to use such copy of the Licensed Certegy Materials (excluding the Utility Software Programs);

              (ii) receives no title in the intellectual property contained in the Licensed Certegy Materials (excluding the Utility Software Programs);

             (iii) will not copy the Licensed Certegy Materials (excluding the Utility Software Programs), except as necessary to use such Licensed

                    Certegy Materials (excluding the Utility Software Programs) in accordance with the license grant and to make one archival copy;

              (iv) will not export or re-export the Licensed Certegy Materials (excluding the Utility Software Programs) without the appropriate United States or foreign government licenses;

               (v) will hold the Licensed Certegy Materials (excluding the Utility Software Programs) in confidence; will not reverse compile or disassemble the Licensed Certegy Materials (excluding the Utility Software Programs); will not remove or destroy any proprietary markings of the licensor on or contained in the Licensed Certegy Materials (excluding the Utility Software Programs); and will include the copyright and patent notices of the licensor as specified from time to time by the licensor for the Licensed Certegy Materials (excluding the Utility Software Programs) on and in all copies of the Licensed Certegy Materials (excluding the Utility Software Programs); and

              (vi) will not sublicense, assign or otherwise transfer the Licensed Certegy Materials (excluding the Utility Software Programs) to any other Person.

     (c) In the event any member of the Equifax Group sublicenses any portion of the Licensed Certegy Materials (excluding the Utility Software Programs) to any third party pursuant to Section 4.4(a) and (b) above, Equifax agrees to ensure that such member shall diligently enforce the terms and conditions of all sublicenses granted pursuant to this Section 4.4.

     (d) In the event that Equifax, or another member of the Equifax Group, shall enter into a Divested Business transaction with respect to the Equifax Group, and the scope of permitted use or other terms applicable to the Licensed Certegy Materials (excluding the Utility Software Programs) under the license or sublicenses granted in this Section 4.4 are required to be modified to effect such transaction, Certegy will, or will cause the sublicensor under the applicable sublicense to, agree to such modifications to the extent (i) required for the transaction to be effected and (ii) not materially detrimental to the interests of the Certegy Group. Such modifications shall not be effective until the Divested Business or the acquiror thereof, as required by Certegy, has entered into a license agreement with the appropriate member of the Certegy Group incorporating the terms of Section 4.4 and Section 4.5 and such other terms as Certegy reasonably deems appropriate for the protection of its interests in the Licensed Certegy Materials.

     (e) Without limiting the foregoing, Certegy hereby grants, and will cause the other members of the Certegy Group to grant, to Equifax a fully paid, non-exclusive, perpetual, worldwide, transferable license to use, modify, improve, create Derivative Works from, and sublicense, the Utility Software Programs (in both object and source code format) identified on Exhibit L as being owned by Certegy or a member of the Certegy Group for any and all fields of use and to any and all Persons.

     (f) The Licensed Certegy Materials may be marketed under such name and in such manner as Equifax chooses, consistent with the terms and conditions of this Agreement.

     (g) Except for the Equifax Group's rights described in Section 4.4(a), (b) and (e) above, the Certegy Group's rights in and to the Licensed Certegy Materials shall be and remain the exclusive property of Certegy or the respective Designated Certegy Member.

     Section 4.5.  Ownership of Enhancements by Equifax.

     (a) Unless Exhibit K provides otherwise, Equifax, or the respective Designated Equifax Member, shall own all the modifications and improvements to, and the Equifax Enhancements and/or Derivative Works made from, the Licensed Certegy Materials developed by any member of the Equifax Group, or by any party other than a member of the Certegy Group at the expense of the Equifax Group. Certegy hereby assigns, and shall cause each member of the Certegy Group to assign, to Equifax, or the respective Designated Equifax Member, all right, title and interest it may hold in and to such modifications, improvements, Equifax Enhancements and Derivative Works. Equifax shall, or shall cause the respective Designated Equifax Member to, have the right to make and file all applications and other documents required to register the copyright(s) and file for patents for such modifications, improvements, Equifax Enhancements and Derivative Works in its discretion and at its sole cost and expense.

     (b) Should Equifax elect to file any application for the registration, perfection or protection of any modifications, improvements, Equifax Enhancements or Derivative Works described in Section 4.5(a), under any copyright, patent or other law of any country or jurisdiction, Certegy will, at the request and expense of Equifax, do all things and sign all documents or instruments reasonably necessary in the opinion of Equifax to assist in the registration of such claims, file such applications, and obtain, defend and enforce such copyright, patent, mask work and other rights.

     (c) Subject to the license rights granted in Section 4.4, as between the parties, the Licensed Certegy Materials shall be and shall remain the sole and exclusive property of the Certegy Group and the members of the Certegy Group may make any internal use and may commercially exploit any enhancements to the Licensed Materials made or caused to be made by members of the Equifax Group, as they shall deem appropriate without any obligation to any member of the Equifax Group or other restriction. The Certegy Group may in particular distribute and manufacture, or cause to be manufactured or distributed by any third party, any such enhancements and/or Licensed Certegy Materials.

     Section 4.6.  Data.

     In no event shall any member of either Group be deemed to have been granted any rights under this Agreement in or to any data owned or maintained by any other member of the other Group, except as specifically provided in Sections 2.1 or 2.2. The respective rights of the members of each Group in and to such data shall be governed exclusively by Sections 2.1 or 2.2 and the Intercompany Data Purchase Agreement.

     Section 4.7.  Mutual Obligations.

     (a) The parties agree and acknowledge that all right, title and interest in and to any Jointly Owned IP Assets shall be jointly owned by the respective owners thereof, as identified on Exhibit M. Subject to any applicable provisions set forth on Exhibit M or a separate agreement between the joint owners thereof with respect to specific Jointly Owned IP Assets, each respective owner shall have the right to make, use, sell, copy, distribute, import, develop Derivative Works or enhancements of, and publicly perform and display, for any purpose, any Jointly Owned IP Assets without any obligation (including any obligation to account or pay royalties) or liability to the other owner(s). Except as otherwise set forth on Exhibit M, any modifications, enhancements or Derivative Works made by a joint owner to any Jointly Owned IP Asset shall be owned by the entity that modified or enhanced such Jointly Owned IP Asset or created such Derivative Work from such Jointly Owned IP Asset. Any patent rights to any invention that (i) has been incorporated into a Jointly Owned IP Asset and (ii) was created or developed (in any form or manner) prior to the Distribution Date, shall by jointly owned by the respective parties. Each owner of a Jointly Owned IP Asset shall (i) have the right to enforce, in any country, all rights embodied in such Jointly Owned IP Asset, and each other owner thereof agrees (at its expense) to cooperate in such enforcement action as reasonably requested by the other owner thereof, and (ii) have the right to file (in the names of all joint owners, except in the case filings with respect to modifications, enhancements or Derivative Works) appropriate patent, trademark, copyright or other applications, in any country, with respect to such Jointly Owned IP Assets.

     (b) The parties acknowledge that the Licensed Materials are "intellectual property" within the meaning of Section 101 of the Federal Bankruptcy Act and shall be subject to Section 365(n) thereof, all as set forth in the Intellectual Property Bankruptcy Protection Act, Public Law 100-506, 102 Stat. 2538.

     (c) In full and complete payment of the licenses granted in this Agreement, the parties have made the payment described in the Distribution Agreement as set forth in the Distribution Agreement.

     (d) Each party shall notify the other party of any involuntary attachment or other judicial process affecting the Licensed Materials.

                                   ARTICLE V

                                  THE CLOSING

     Section 5.1.  Equifax Deliverables.

     On or before the Distribution Date, and effective as of the Closing Date, Equifax will, and/or will cause each member of the Equifax Group to, deliver to Certegy each of the following:

     (a) Duly executed assignment and assumption agreements necessary for the assignment and transfer to, and the assumption by Certegy of, the Transferred Equifax Assets and Transferred Equifax Third Party Agreements;

     (b) Duly executed assignment and assumption agreements necessary for the assignment and transfer to, and the assumption by Equifax of, the Equifax Liabilities; and

     (c) Such other agreements, leases, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes of this Agreement.

     Section 5.2.  Certegy Deliverables.

     On the Closing Date, Certegy will, and/or will cause each member of the Certegy Group to, deliver to Equifax each of the following:

     (a) Duly executed assignment and assumption agreements necessary for the assignment and transfer to, and the assumption by Equifax of, the Transferred Certegy Assets and the Transferred Certegy Third Party Agreements;

     (b) Duly executed assignment and assumption agreements necessary for the assignment and transfer to, and the assumption by Certegy of, the Certegy Liabilities; and

     (c) Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes of this Agreement.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

     Except as expressly set forth in this Agreement or any Related Agreement, neither any member of the Equifax Group, nor any member of the Certegy Group, has given or is giving any representation or warranty regarding the assets or Liabilities retained, transferred, assumed or licensed as contemplated hereby or thereby, including without limitation, (i) title to the assets, (ii) validity of the Liabilities, (iii) any lien, claim or other encumbrance affecting the assets or Liabilities, or (iv) the value of the assets and the amount of the Liabilities. Except as may be expressly set forth in this Agreement or any Related Agreement, all assets and Liabilities were, or are being, transferred, assigned, licensed, assumed, or are being retained, on an "AS IS",

 "WHERE IS" basis and the respective transferees, licensees and assignees will bear the economic and legal risks that any such conveyance (x) shall prove to be insufficient to vest in the transferee a title that is free and clear of any lien, claim or other encumbrance, or (y) shall not constitute an infringement of a third party's rights.


                                  ARTICLE VII

                                INDEMNIFICATION

     Section 7.1.  Certegy Indemnification of the Equifax Group.

     If the Distribution occurs, on and after the Distribution Date, Certegy shall indemnify, defend and hold harmless each member of the Equifax Group, and each of their respective directors, officers, employees and agents (collectively the "Equifax Indemnitees") from and against any and all damage, loss, liability and expense, (including without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses) in connection with any and all Actions or threatened Actions) (collectively, "Indemnifiable Losses") incurred or suffered by any of the Equifax Indemnitees and arising out of, or due to, the failure of Certegy, or any other member of the Certegy Group, to timely pay, perform or otherwise discharge, any of the Certegy Liabilities or its obligations under this Agreement.

     Section 7.2.  Equifax Indemnification of the Certegy Group.

     If the Distribution occurs, on and after the Distribution Date, Equifax shall indemnify, defend and hold harmless each member of the Certegy Group and each of their respective directors, officers, employees and agents (collectively the "Certegy Indemnitees") from and against any and all Indemnifiable Losses incurred or suffered by any of the Certegy Indemnitees and arising out of, or due to, the failure of Equifax, or any other member of the Equifax Group, to timely pay, perform or otherwise discharge, any of the Equifax Liabilities or its obligations under this Agreement or any Related Agreement.

     Section 7.3.  Insurance and Third Party Obligations.

     No insurer or any other third party shall be, by virtue of the foregoing indemnification provisions, (a) entitled to a benefit it would not be entitled to receive in the absence of such provisions, (b) relieved of the responsibility to pay any claims to which it is obligated, or (c) entitled to any subrogation rights with respect to any obligation hereunder.

                                 ARTICLE VIII

                          INDEMNIFICATION PROCEDURES

     Section 8.1.  Notice and Payment of Claims.

     If any Equifax Indemnitee or Certegy Indemnitee (the "Indemnified Party") determines that it is or may be entitled to indemnification by a party (the "Indemnifying Party") under Article VII (other than in connection with any Action or claim subject to Section 8.2), the Indemnified Party shall deliver to the Indemnifying Party a written notice specifying, to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. After the Indemnifying Party shall have been notified of the amount for which the Indemnified Party seeks indemnification, the Indemnifying Party shall, within thirty (30) days after receipt of such notice, pay the Indemnified Party such amount in cash or other immediately available funds (or reach agreement with the Indemnified Party as to a mutually agreeable alternative payment schedule) unless the Indemnifying Party objects to the claim for indemnification or the amount thereof. If the Indemnifying Party does not give the Indemnified Party written notice objecting to such claim and setting forth the grounds therefor within the same thirty (30) day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount. Any amount owed under this Section 8.1 that is past due shall bear interest at a simple rate of interest per annum equal to the lesser of 1% per month or the maximum amount permitted by law.

     Section 8.2.  Notice and Defense of Third Party Claims.

     (a) Promptly following the earlier of (i) receipt of notice of the commencement by a third party of any Action against or otherwise involving any Indemnified Party, or (ii) receipt of information from a third party alleging the existence of a claim against an Indemnified Party, with respect to which indemnification may be sought pursuant to this Agreement (a "Third Party Claim"), the Indemnified Party shall give the Indemnifying Party written notice thereof. The failure of the Indemnified Party to give notice as provided in this
Section 8.2(a) shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure to give notice. Within thirty (30) days after receipt of such notice, the Indemnifying Party shall by giving written notice thereof to the Indemnified Party, (i) acknowledge, as between the parties hereto, liability for and, at its option, elect to assume the defense of such Third Party Claim at its sole cost and expense, or (ii) object to the claim of indemnification set forth in the notice delivered by the Indemnified Party pursuant to the first sentence of this Section 8.2(a) setting forth the grounds therefor; provided that if the Indemnifying Party does not within the same thirty (30) day period give the Indemnified Party written notice acknowledging liability or objecting to such claim and setting forth the grounds therefor, the Indemnifying Party shall be deemed to have acknowledged, as between the parties hereto, its liability for such Third Party Claim.

     (b) Any contest of a Third Party Claim as to which the Indemnifying Party has elected to assume the defense shall be conducted by attorneys employed by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided that the Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at the Indemnified Party's sole cost and expense. If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnifying Party may settle or compromise the claim without the prior written consent of the Indemnified Party; provided that the Indemnifying Party may not agree to any such settlement pursuant to which any such remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

     (c) If the Indemnifying Party does not assume the defense of a Third Party Claim for which it has acknowledged liability for indemnification under Article VII, the Indemnified Party may require the Indemnifying Party to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorneys' fees and reasonable out-of-pocket expenses incurred in defending against such Third Party Claim and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party; provided that the Indemnifying Party shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall pay to the Indemnified Party in cash the amount for which the Indemnified Party is entitled to be indemnified (if any) within fifteen (15) days after the final resolution of such Third Party Claim (whether by settlement, compromise, or by the final nonappealable judgment of a court of competent jurisdiction or otherwise), or, in the case of any Third Party Claim as to which the Indemnifying Party has not acknowledged liability, within fifteen (15) days after the Indemnifying Party's objection has been resolved by settlement, compromise, or the final nonappealable judgment of a court of competent jurisdiction.

     (d) Notwithstanding the foregoing, in no event shall either Equifax or Certegy, or any Member of their respective Group, have any liability, whether based on contract, tort (including, without limitation, negligence or strict liability), warranty or any other legal or equitable grounds, for any punitive, consequential, indirect, exemplary, special or incidental loss or damage suffered by the other arising from or related to this Agreement, including without limitation, loss of data, profits, interest or revenue, or interruption of business, even if such party has been informed of or might otherwise anticipated or foreseen the possibility of such losses or damages; provided, however, that such limitations shall not apply to liabilities which may arise as the result of willful misconduct of a party. Notwithstanding the foregoing, any damages awarded or obtained (whether by settlement, compromise or judgment) as a result of Third Party Claims shall be considered direct damages for purposes of this Agreement.

                                  ARTICLE IX

                                CONFIDENTIALITY

     Section 9.1.  Exclusions.

     Notwithstanding anything to the contrary contained in this Agreement, "Company Information" does not include any information that before being divulged by the receiving party (a) has become generally known to the public through no wrongful act of the receiving party; (b) has been rightfully received by the receiving party from a third party without restriction on disclosure and without, to the knowledge of the receiving party, a breach of an obligation of confidentiality running directly or indirectly to the disclosing party; (b) has been approved for release to the general public by a written authorization of the disclosing party; (d) has been independently developed by the receiving party without use, directly or indirectly, of Company Information received from the disclosing party; or (e) has been furnished to a third party by the disclosing party without restrictions on the third party's rights to disclose the information.

     Section 9.2.  Confidentiality.

     (a) Each party acknowledges, and shall cause each member of the Group to acknowledge, that it is in possession of significant confidential or proprietary information concerning the business, operations and assets of the members of the other Group.

     (b) Each party shall, and shall ensure that each member of its Group shall, (i) receive and hold the Company Information of the other Group in trust and in strictest confidence; (ii) protect such Company Information from disclosure and in no event take any action causing, or fail to take the action necessary in order to prevent, any such Company Information to lose its character as Company Information; (iii) exercise at a minimum the same care it would exercise to protect its own highly confidential information; and (iv) not use, reproduce, distribute, disclose, or otherwise disseminate the Company Information of the other Group, (A) except as authorized pursuant to this Agreement or any Related Agreement, or (B) except pursuant to a requirement of a governmental agency or of law without similar restrictions or other protections against public disclosure; provided, however, with respect to disclosures pursuant to (B) above, the receiving party must first give written notice of such required disclosure to the disclosing party, take reasonable steps to allow the disclosing party to seek to protect the confidentiality of the Company Information required to be disclosed, make a reasonable effort to obtain a protective order requiring that the Company Information so disclosed be used only for the purposes for which disclosure is required, and shall disclose only that part of the Company Information which, in the written opinion of its legal counsel, it is required to disclose. In no event shall the receiving party exercise less than a reasonable standard of care to keep confidential the Company Information. Any and all reproductions of such Company Information must prominently contain a confidential legend.

     (c) The receiving party may make disclosures of the Company Information of the disclosing party only to Representatives of the receiving party's Group (i) who have a specific need to know such information; and (ii) who the receiving party has obligated under a written agreement to hold such Company Information in trust and in strictest confidence and otherwise to comply with the terms and provisions of this Agreement or terms and conditions substantially similar to and implementing the same restrictions and covenants as those set forth in this Agreement. Certegy and Equifax agree, and shall ensure that each member of their respective Group agrees, to diligently monitor each such Representative, diligently enforce such agreements with its Representatives, and, upon request by the other party, promptly to furnish to the other party a certified list of the receiving party's Representatives having had access to such Company Information.

     (d) The covenants of confidentiality set forth in this Agreement (i) will apply after the Closing Date to all Company Information disclosed to the receiving party before, on and after the Closing Date and (ii) will continue and must be maintained from the Closing Date through the termination of the relationship under this Agreement between Equifax and Certegy (A) with respect to Proprietary Information, the period during which the Proprietary Information constituting a part of the Company Information retains its status as a "trade secret" under applicable law; and (B) with respect to Confidential Information constituting a part of the Company Information, for the shorter of a period equal to three (3) years after the Closing Date, or until such Confidential Information no longer qualifies as confidential under applicable law.

     Section 9.3.  Employee Confidentiality Agreements.

     The members of each Group have entered into confidentiality and non-disclosure agreements with their respective employees. To the extent that any employee during or after employment violates any such agreement and such violation is or may in the future be to the detriment of the other Group, at the written request of the affected party, the other party shall, or shall cause the appropriate members of its Group to, promptly bring and diligently pursue an action against such employee if and to the extent reasonable under the circumstances to preserve the value of the assets and Licensed Materials. The Group member employing the employee violating his/her confidentiality and non-disclosure agreement shall have the unilateral right to determine the forum for, the manner of proceeding in, and legal counsel for such action and shall be entitled to any damages or other relief against such employee awarded in such action to the extent related to such Group's assets or business or to the Licensed Materials. Such enforcement against and recovery by a Group member from its breaching employee shall not constitute a release or sole remedy for the members of the other Group injured by such breaching employee's actions, and such members of the other Group may bring a claim against the Group members employing the breaching employee for a breach of this Agreement. Each party shall bear all out-of-pocket costs of pursuing such action and the other party shall cooperate in connection therewith.

     Section 9.4.  Rights and Remedies.

     (a) If either party, or any member of the Group, should breach or threaten to breach any of the provisions of this Agreement, the non-breaching party, in addition to any other remedies it may have at law or in equity, will be entitled to a restraining order, injunction, or other similar remedy in order to specifically enforce the provisions of this Agreement. Each party specifically acknowledges, and shall cause each member of its respective Group to acknowledge, that money damages alone would be an inadequate remedy for the injuries and damage that would be suffered and incurred by the non-breaching party as a result of a breach of any of the provisions of this Agreement. In the event that either party, or a member of such party's Group, should seek an injunction hereunder, the other party hereby waives, and shall cause each member of its Group to waive, any requirement for the submission of proof of the economic value of any Company Information or the posting of a bond or any other security. In the event of a dispute between the parties, the non-prevailing party shall pay all costs and expenses associated with resolving the dispute, including, but not limited to, reasonable attorneys' fees.

     (b) The receiving party shall notify the disclosing party immediately upon discovery of any unauthorized use or disclosure of Company Information, or any other breach of this Agreement by the receiving party or any Representative of the receiving party's Group, and will cooperate with the disclosing party in every reasonable way to help the disclosing party regain possession of its Company Information and prevent its further unauthorized use or disclosure. The receiving party shall be responsible for the acts of any Representative of its Group that are in violation of this Agreement.

     Section 9.5.  Competitive Activities.

     (a) Subject to the rights and obligations set forth in this Article IX, each party understands and acknowledges that the other party's Group may now market or have under development products that are competitive with products or services now offered or that may be offered by it and/or members of its Group, and the parties' communications hereunder will not serve to impair the right of either party, or any member of its respective Group, to independently develop, make, use, procure, or market products or services now or in the future that may be competitive with those offered by the other party's Group, nor require either party, and/or the members of its Group, to disclose any planning or other information to the other party.

     (b) Neither party will be restricted in using, in the development, manufacturing and marketing of its products and services and its operations, any data processing or network management or operation ideas, concepts, know-how and techniques which are retained in the minds of employees who have had access to the other party's Company Information subject to the restrictions set forth in this Agreement.

     Section 9.6.  No Implied Rights.

     Except as provided herein or in any Related Agreement, all Company Information is and shall remain the property of the disclosing party and/or the respective member of its Group. By disclosing Company Information to the receiving party's Group, the disclosing party and/or the members of its Group do(es) not grant any express or implied rights or license to the receiving party's Group to or under any patents, patent applications, inventions, copyrights, trademarks, trade secret information, or other intellectual property rights heretofore or hereafter possessed by the disclosing party and/or the members of its Group.

                                   ARTICLE X

                             CONTINUED ASSISTANCE

     Section 10.1.  Continued Assistance and Transition.

     (a) Following the Closing Date, Equifax shall, and shall cause each member of the Equifax Group to, cooperate in an orderly transfer of the Transferred Equifax Assets and the Transferred Equifax Third Party Agreements to Certegy or the respective Designated Certegy Member. From time to time, at Certegy's request and without further consideration, Equifax shall, and shall cause each member of the Equifax Group, as applicable, to execute, acknowledge and deliver such documents, instruments or assurances and take such other action as Certegy may reasonably request to more effectively assign, convey and transfer any of the Transferred Equifax Assets and the Transferred Equifax Third Party Agreements. Equifax will assist Certegy in the vesting, collection or reduction to possession of such Transferred Equifax Assets and Transferred Equifax Third Party Agreements.

     (b) Following the Closing Date, Certegy shall, and shall cause each member of the Certegy Group to, cooperate in an orderly transfer of the Transferred Certegy Assets and Transferred Certegy Third Party Agreements to Equifax or the respective Designated Equifax Member. From time to time, at Equifax's request and without further consideration, Certegy shall, and shall cause each member of the Certegy Group, as applicable, to execute, acknowledge and deliver such documents, instruments or assurances and take such other action as Equifax may reasonably request to more effectively assign, convey and transfer any of the Transferred Certegy Assets and Transferred Certegy Third Party Agreements. Certegy will assist Equifax in the vesting, collection or reduction to possession of such Transferred Certegy Assets and Transferred Certegy Third Party Agreements.

     Section 10.2.  Records and Documents.

     (a) As soon as practicable following the Closing Date, Equifax and Certegy shall each arrange for the delivery to the other of existing corporate and other documents (e.g. documents of title, source code, contracts, etc.) in its possession relating to the Transferred Assets, Transferred Third Party Agreements and assumed Liabilities.

     (b) From and after the Closing Date, Equifax and Certegy shall each, and shall cause each member of its Group to, afford the other and its accountants, counsel and other designated Representatives reasonable access (including using reasonable efforts to give access to person or firms possessing such information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information in its possession relating to the assets, Liabilities, Licensed Materials, business and affairs of the other (other than data and information subject to any attorney/client or other privilege), insofar as such access is reasonably required by the other, including without limitation, for audit, accounting and litigation purposes.

     (c) Notwithstanding the foregoing, either party may destroy or otherwise dispose of any information at any time in accordance with the corporate record retention policy maintained by such party with respect to its own records.

     Section 10.3.  Litigation Cooperation.

     Upon written request, Equifax and Certegy shall, and shall cause each member of its Group to, use reasonable efforts to cooperate in the evaluation and defense of third party Actions arising out of the business of the other party or of any member of the other party's Group prior to the Distribution Date in which the requesting party or any member of its Group may from time to time be involved, at the cost and expense of the requesting party. Such cooperation shall include, without limitation, making its Representatives available as witnesses or consultants to the extent that such persons may reasonably be required in connection with such third party Actions.

                                  ARTICLE XI

                                 MISCELLANEOUS

     Section 11.1.  Expenses.

     Except as specifically provided in this Agreement or any Related Agreement, all costs and expenses incurred in connection with the preparation, execution, delivery and implementation of this Agreement and with the consummation of the transactions contemplated by this Agreement (including transfer taxes and the fees and expenses of all counsel, accountants and financial and other advisors) shall be paid by Equifax.

     Section 11.2.  Notices.

     All notices and communications under this Agreement shall be deemed to have been given (a) when received, if such notice or communication is delivered by facsimile, hand delivery or overnight courier, or (b) three (3) business days after mailing if such notice or communication is sent by United States registered or certified mail, return receipt requested, first class postage prepaid. All notices and communications, to be effective, must be properly addressed to the party to whom the same is directed at its address as follows:

     If to Equifax, to:
     Equifax Inc.

     1550 Peachtree Street
     Atlanta, Georgia 30309
     Attn:  Phillip J. Mazzilli, Chief Financial Officer
     Fax: (404) 885-8682

     with a copy to:
     --------------

     Equifax Inc.
     1550 Peachtree Street
     Atlanta, Georgia 30309
     Attn:  Kent E. Mast, General Counsel
     Fax: (404) 885-8988

     If to Certegy, to:

     Certegy Inc.
     P.O. Box 349
     Alpharetta, Georgia  30009
     Attn:  Bruce S. Richards, General Counsel


     with a copy to:
     --------------

     Certegy Inc.
     555 North Point Centre East
     Alpharetta, Georgia  30022
     Attn: Michael T. Vollkommer, Corporate Vice President and Chief Financial Officer

     Either party may, by written notice so delivered to the other party in accordance with this Section 11.2, change the address to which delivery of any notice shall thereafter be made.

     Section 11.3.  Amendment and Waiver.

     This Agreement may not be altered or amended, nor may any rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any terms, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.

     Section 11.4.  Entire Agreement.

     This Agreement, together with the Related Agreements, constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. To the extent that the provisions of this Agreement are inconsistent with the provisions of any other Related Agreement, the provisions of this Agreement shall prevail with respect to the subject matter hereof.

     Section 11.5.  Parties in Interest.

     Neither of the parties hereto may assign its rights or delegate any of its duties under this Agreement without the prior written consent of each other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer any benefits, rights or remedies upon any person or entity other than members of the Equifax Group and the Certegy Group and the Equifax Indemnitees and Certegy Indemnitees under Articles VII and VIII hereof.

     Section 11.6.  Further Assurances and Consents.

     In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto will use its reasonable efforts to (a) execute and deliver such further instruments and documents and take such other actions as any other party may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof and (b) take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including without limitation, using its reasonable efforts to obtain any consents and approvals and to make any filings and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement; provided that no party hereto shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to any third party from whom such consents, approvals and amendments are requested or to take any action or omit to take any action if the taking of or the omission to take such action would be unreasonably burdensome to the party or its Group or the business thereof.

     Section 11.7.  Severability.

     The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under any applicable law, such provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though such void, voidable or unenforceable provision were not a part hereof.

     Section 11.8.  Governing Law.

     This Agreement shall be construed in accordance with, and governed by, the laws of the State of Georgia, without regard to the conflicts of law rules of such state.

     Section 11.9.  Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same agreement.

     Section 11.10.  Disputes.

     Any Disputes arising under this Agreement, whether based on contract, tort, statute or otherwise, including but not limited to, disputes in connection with claims by third parties, shall be resolved in accordance with Section 15.10 of the Distribution Agreement; provided that the parties shall retain the rights and remedies specified in Section 9.4 hereof.

     Section 11.11.  Force Majeure.

     Neither party will be liable for any loss or damage due to causes beyond its control, including, but not limited to, fire, accident, labor difficulty, war, power or transmission failures, riot, Acts of God or changes in laws and regulations, provided that the affected party must (a) promptly notify the other party in writing and furnish all relevant information concerning the event of force majeure; (b) use reasonable efforts to avoid or remove the cause of its nonperformance; and (c) proceed to perform its obligations with dispatch when such cause is removed.

     Section 11.12.  Documentation.

     Prior to the Distribution Date and from time to time thereafter, the parties will prepare, maintain and update schedules of the Transferred Equifax Assets, the Transferred Certegy Assets, the Licensed Equifax Materials, the Licensed Certegy Materials, and the Third Party Agreements, the Third Party Use Rights and the Third Party Rights transferred and/or provided by each Group to the other Group, in such detail as shall be appropriate for the management and administration of these items as described in this Agreement.

     Section 11.13.  Headings.

     The Article and Section headings set forth in this Agreement are included for administrative, organizational and convenience purposes, and are not intended to affect the meaning of the provisions set forth in this Agreement or to be used in the interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                              EQUIFAX INC.

                              By:
                                 -----------------------------
                              Title:
                                    --------------------------
                              Date:
                                   ---------------------------


                              CERTEGY INC.

                              By:
                                 -----------------------------
                              Title:
                                    --------------------------
                              Date:
                                   ---------------------------